EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements:

•         Registration Statement (Form S-8 No. 333-126195) dated June 28, 2005 pertaining to the Health Care REIT, Inc. 2005 Long-Term Incentive Plan;

•         Registration Statement (Form S-8 No. 333-161131) dated August 6, 2009 pertaining to the Amended and Restated Health Care REIT, Inc. 2005 Long-Term Incentive Plan;

•         Registration Statement (Form S-3 No. 333-181185) dated May 4, 2012 pertaining to an indeterminate amount of debt securities, common stock, preferred stock, depositary shares, warrants and units of Health Care REIT, Inc.; and

•         Registration Statement (Form S-3 No. 333-188346) dated May 3, 2013 pertaining to the Health Care REIT, Inc. Fourth Amended and Restated Dividend Reinvestment and Stock Purchase Plan;

of our reports dated February 20, 2015, with respect to the consolidated financial statements and schedules of Health Care REIT, Inc. and the effectiveness of internal control over financial reporting of Health Care REIT, Inc. included in this Annual Report (Form 10-K) of Health Care REIT, Inc, for the year ended December 31, 2014.

/s/  ERNST & YOUNG LLP

Toledo, Ohio

February 20, 2015